Exhibit 5.1

March 31, 2021

On Track Innovations Ltd.

Hatnufa 5, Yokneam Industrial Zone

Yokneam, Israel, 2069200

We have acted as Israeli counsel to On Track Innovations Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the proposed registration by the Company of 18,965,517 ordinary shares (the “Shares”), par value NIS 0.10 per share (the “Ordinary Share”), pursuant to a Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2021, under the Securities Act of 1933, as amended (the “Act”), (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), issuable upon exercise of non-transferable rights (the “Rights”) to be distributed to holders of record of the Company’s Ordinary Shares as described in the prospectus (the “Prospectus”) forming part of the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Articles of Association and its Memorandum of Association, both as in effect today, resolutions adopted by the Board of Directors of the Company pertaining to the approval of the issuance of the Rights and the sale of the Shares, and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Rights have been duly authorized, and when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Shares have been duly authorized, and when issued and delivered against payment therefore upon due exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

This opinion letter has been prepared for your use in connection with the issuance of the Rights and the Shares. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Zysman, Aharoni, Gayer & Co., Law Offices
Zysman, Aharoni, Gayer & Co., Law Office